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October 7, 1999

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
Contact:
Richard F. Bonini                   Mario S. Levis                     David J. Rochester
Executive Vice President            Executive Vice President           Senior Vice President
Tel: (212) 508 0340                 Tel: (787) 749 7108                  Investor Relations
                                                                       Tel: (212) 508 0349
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              DORAL FINANCIAL CORPORATION REPORTS RECORD EARNINGS
         FOR THE THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 1999

         San Juan, Puerto Rico, October 7, 1999 - Doral Financial Corporation (NASDAQ: DORL), a diversified financial services company, bank holding company, and Puerto Rico's largest mortgage banker, today reported record results for the third quarter and first nine months of 1999.

         Net income for the quarter and nine months ended September 30, 1999, amounted to a record $17.3 million and $50.2 million, compared to $13.9 million and $38.0 million for the 1998 periods, representing increases of 25% and 32% for such comparative periods. Consolidated earnings per diluted share were $0.38 and $1.11, respectively, for the third quarter and nine months ended September 30, 1999, as compared to $0.33 and $0.91, respectively, per diluted share for the comparable 1998 periods. No sales of mortgage servicing rights were made during the first nine months of 1999, while net income for the corresponding 1998 period included a pre-tax gain of $1.8 million on the sale of approximately $100 million of mortgage servicing rights.

         Net interest income for the third quarter of 1999 rose to $12.4 million from $7.6 million for the respective 1998 quarter, an increase of 63%. For the nine months ended September 30, 1999, net interest income was $34.3 million, compared to $24.2 million for the same period a year ago, an increase of 42%. The increase in net interest income is mainly due to the planned continuing growth of the Company's portfolio of interest earning assets, composed primarily of mortgage loans, mortgage-backed securities and US Government securities and obligations.

         For the quarter ended September 30, 1999, net gain on mortgage loan sales increased to $21.1 million from $12.6 million, an increase of 68% compared to the 1998 third quarter. For the first nine months of 1999, net gain on mortgage loan sales amounted to $61.2 million, compared to $29.4 million for the corresponding period a year ago, an increase of 108%. The increase for the third quarter was principally due to an increase in origination fees. The Company has recently been emphasizing loan products with higher origination fees. The increase for the nine month period was due to a higher volume of mortgage loan originations and related fees.

         The volume of mortgage loan production for the third quarter and first nine months of 1999 was $601 million and $2.054 billion respectively, compared to $567 million and $1.498 billion for the comparative 1998 periods. These figures represent increases of 6% and 37%, respectively, for such comparative periods. Significantly, 82% of Doral's mortgage loan production consisted of internal loan originations, which continues to be one of the highest in the nation for any publicly traded mortgage banking company. The sustained high level of originations, even during a period of rising interest rates, reflects the Company's efforts to continue to better serve the consumer, Doral's ongoing branch expansion, the Company's strength in new housing production, and the availability of a wide range of attractive financial products and services.


      HF Mortgage Bankers - Doral Mortgage Corporation - Doral Bank - Doral Securities - Centro Hipotecario

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
       1159 F. D. Roosevelt Ave, Puerto Nuevo, PR 00920-2998 - Phone (787) 791-3300 - Fax (787) 792-4028

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         For the third quarter of 1999, servicing income increased to $7.2 million, compared to $5.5 million for the corresponding 1998 period, an increase of 31%. During the first nine months of 1999, servicing income increased to $21.6 million, from $15.7 million for the corresponding 1998 period, an increase of 38%. The increase in servicing income for the quarter and nine month periods reflects the continuing growth of the Company's mortgage servicing portfolio which increased to $7.3 billion at September 30, 1999, from $5.5 billion a year ago.

         Non-interest expenses for the second quarter and first nine months of 1999 were $26.5 million and $71.0 million respectively, compared to $15.3 million and $40.1 million a year ago. These increases reflect the expansion of the Company's loan origination capacity and banking operations, investment in technology, and the increased costs associated with the continuing growth of the servicing portfolio. The Company is currently implementing a cost reduction program throughout the organization.

         Salomon Levis, Chairman and Chief Executive Officer of Doral Financial, said: "We are delighted that the results for the third quarter ended September 30, 1999, were very strong in spite of higher interest rates". Mr. Levis added "We are very pleased to report that Doral Financial's internal originations for the third quarter of 1999 were higher than those for the third quarter of 1998 in spite of the closing of our Chicago mortgage wholesale operation in July 1999 and also despite mortgage originations purchased from third party lenders in Puerto Rico being lower than projected . This growth reflects Doral Financial's leadership in our market, including its increased production in the growing new housing sector".

         Currently in its 27th year of operations, Doral Financial Corporation is a bank holding company and a diversified consumer finance company. Through Doral Mortgage Corporation, H.F. Mortgage Bankers Division, Centro Hipotecario, Inc. and its newly acquired mortgage operation, SANA Investment Mortgage Bankers, Doral Financial Corporation is the largest mortgage banker in Puerto Rico.

         The Company has 57 retail offices (38 mortgage offices in Puerto Rico, one mortgage office in Florida, one mortgage office in New York, 15 bank branches and 2 broker-dealer offices in Puerto Rico), and engages in the origination, sale, and servicing of mortgage loans, as well as commercial banking through Doral Bank, a Puerto Rico commercial bank, and broker-dealer services through Doral Securities, Inc. Additionally, on October 4, 1999, the Company received a charter for Doral Bank FSB, which will commence business on October 14, 1999, and will allow the Company to expand its presence in the New York City marketplace.

         A telephone conference call will be held on Friday, October 8 at 8:30am EST to discuss these results. In order to participate in the telephone conference, please call 1-800-451-7724 at least 10 minutes prior to the start of the call. Ask for the Doral Financial conference call and give conference ID number V108.

         A recorded version of the conference call will be available two hours after completion of the conference until midnight on Saturday, October 9, 1999 by calling 1-800-695-1564.

         A replay of the conference call will also be available for 7 days through the internet and can be accessed through www.streetfusion.com and StreetEvents via our web site at www.doralfinancial.com

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                          DORAL FINANCIAL CORPORATION
                      Consolidated Statement Of Operations
                  (Dollars in Thousands Except Per Share Data)
                                 (Nasdaq:DORL)
                                  (Unaudited)

STATEMENT OF INCOME

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
                                                               QUARTER ENDED                 NINE MONTHS ENDED
                                                                SEPTEMBER 30,                   SEPTEMBER 30,
                                                        ---------------------------     ---------------------------
                                                           1999             1998            1999            1998
                                                        -----------     -----------     -----------     -----------

Interest income                                         $    54,828     $    38,557     $   142,459     $   104,563
Interest expense                                             42,421          30,925         108,209          80,368
                                                        -----------     -----------     -----------     -----------
Net interest income                                          12,407           7,632          34,250          24,195
Provision for loan losses                                       878             163           1,631             474
                                                        -----------     -----------     -----------     -----------
Net interest income after provision for loan losses          11,529           7,469          32,619          23,721
                                                        -----------     -----------     -----------     -----------
Non-interest income:
   Net gain on mortgage loan sales                           21,094          12,581          61,215          29,438
   Trading account profit                                     2,109           2,113           6,632           6,717
   Gain on sale of investment securities                      1,581           1,960           1,807           3,554
   Servicing income                                           7,170           5,469          21,581          15,673
   Gain on sale of servicing assets                              --              --              --           1,829
   Commissions, fees and other income                         2,064             847           4,069           1,998
                                                        -----------     -----------     -----------     -----------
Total non-interest income                                    34,018          22,970          95,304          59,209
                                                        -----------     -----------     -----------     -----------
Non-interest expense:
   Compensation and benefits, net                            12,721           5,962          33,807          13,378
   Taxes, other than payroll and income taxes                   776             465           1,759           1,266
   Professional services                                      1,081           1,088           3,839           2,964
   Telephone                                                    886             709           2,612           1,974
   Rent                                                       1,113             865           3,270           2,374
   Amortization of servicing assets                           2,554           1,795           8,274           4,748
   Depreciation and amortization                              1,196             930           3,169           2,656
   Maintenance                                                  420             438           1,118           1,038
   Advertising                                                1,415           1,420           4,014           4,234
   Other, net                                                 4,384           1,653           9,130           5,497
                                                        -----------     -----------     -----------     -----------
Total non-interest expense                                   26,546          15,325          70,992          40,129
                                                        -----------     -----------     -----------     -----------
Income before income taxes                                   19,001          15,114          56,931          42,801
Income taxes                                                  1,723           1,237           6,714           4,823
                                                        -----------     -----------     -----------     -----------

Net income                                              $    17,278     $    13,877     $    50,217     $    37,978
                                                        ===========     ===========     ===========     ===========
Earnings per share:
   Basic                                                $      0.39     $      0.34     $      1.15     $      0.94
                                                        ===========     ===========     ===========     ===========
   Diluted                                              $      0.38     $      0.33     $      1.11     $      0.91
                                                        ===========     ===========     ===========     ===========
Weighted common shares outstanding:
   Basic                                                 40,428,920      40,428,920      40,428,920      39,776,664
   Diluted                                               42,366,149      42,416,813      42,413,421      41,743,051
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                          DORAL FINANCIAL CORPORATION
                                 (Nasdaq:DORL)

                   SELECTED BALANCE SHEET AND OPERATING DATA
                 (Dollars in Thousands, Except Per Share Data)

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
                                                                                 AS OF
                                                              SEPTEMBER 30,     JUNE 30,     DECEMBER 31,
                                                              ----------------------------   ------------
                                                                  1999            1999           1998
                                                              ------------     -----------   ------------
                                                               (UNAUDITED)     (UNAUDITED)     (AUDITED)
BALANCE SHEET DATA
Money market investments                                        $  195,309     $  162,873     $  312,751
Mortgage loans held for sale, at lower of cost or market           991,449        909,983        883,048
Trading securities, at fair value                                  770,931        684,673        606,918
Securities held to maturity, at amortized cost                   1,255,142        937,186        190,778
Securities available for sale, at fair value                        67,906         28,862        408,888
Loans receivable, net                                              190,922        192,756        166,987
Total Assets                                                     3,823,375      3,279,870      2,918,113
Stockholders' Equity                                               372,918        360,562        269,559
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
                                                                    NINE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                                -------------------------
                                                                   1999           1998
                                                                ----------     ----------
OPERATING DATA
Mortgage loan production                                        $2,054,000     $1,498,000
Loan servicing portfolio                                         7,337,000      5,462,000
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
                                                                    NINE MONTHS ENDED
                                                                       SEPTEMBER 30,
                                                                -------------------------
                                                                   1999           1998
                                                                ----------     ----------
FINANCIAL RATIOS
Return on average assets                                           2.06%          2.21%
Return on average common equity                                   21.96%         22.69%
Common stock dividend payout ratio                                19.83%         18.34%
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
                                                                         QUARTER ENDED               NINE MONTHS ENDED
                                                                          SEPTEMBER 30,                 SEPTEMBER 30,
                                                                    ------------------------      ------------------------
                                                                      1999            1998          1999            1998
                                                                    ---------      ---------      ---------      ---------

CASH DIVIDENDS PER SHARE
Common                                                              $    0.08      $    0.06      $    0.22      $    0.17
Cumulative preferred (1)                                                20.00          20.00          60.00          60.00
Non-cumulative preferred (2)                                             0.88             --           2.11             --
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(1) Represents dividends on 8,460 outstanding shares of the Company's 8%
 Convertible Cumulative Preferred Stock (Liquidation Preference $1,000 per
 share) which have been privately placed with a local financial institution.
(2) Represents dividends on 1,495,000 outstanding shares of the Company's 7%
 Non-Cumulative Monthly Income Preferred Stock (Liquidation Preference $50 per
 share).